UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2017

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities

On May 19, 2017, Lexaria Bioscience Corp. (the “Company” or “Lexaria”) received US$970,230.05 from the exercise of warrants previously granted. The stock warrants, which otherwise expired on May 15 2017, were exercised at the price of US$0.2273, for a total of 4,268,500 common shares being issued. All warrants are being exercised by third parties who are neither officers nor directors of the Company.

Following issuance of these common shares, Lexaria will have 66,506,009 common shares issued and outstanding. No commissions or placement fees have been paid related to the funds received from this warrant exercise. Proceeds will be used for general corporate purposes. Lexaria extends its thanks to its loyal shareholders for their continued support.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing that Lexaria will featured on a special BTV episode exploring burgeoning cannabis enterprises and a news release announcing that Lexaria has received US$970,230.05 from the exercise of warrants previously granted., are filed are exhibits 99.1 and 99.2 respectively, to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated May 18, 2017

99.2	Press Release dated May 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: May 18, 2017